Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

China SXT Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 2021, relating to the consolidated financial statements which are incorporated in China SXT Pharmaceuticals, Inc.’s Annual Report on Form 20-F for the year ended March 31, 2021, as filed with SEC on August 13, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

August 27, 2021

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us